TEXT EXHIBIT 99.1

FOR IMMEDIATE RELEASE

AMERICAN SCIENCE AND ENGINEERING, INC.
REPORTS THIRD QUARTER FISCAL YEAR 2007 RESULTS

BILLERICA, Mass. — February 9, 2007 — American Science and Engineering, Inc. (NASDAQ: ASEI) (AS&E®), today reported its financial results for the third quarter fiscal year 2007 ended December 31, 2006. The Company reported revenues of $47,797,000, net income of $8,072,000, and net income per share of $0.86 for the third quarter fiscal year 2007.  This represents a 24% increase in revenues and a $0.09 decrease in net income per share versus the third quarter of the prior fiscal year.

The current quarter earnings per share were impacted by the adoption of SFAS 123(R), “Accounting for Stock-Based Compensation,” on April 1, 2006. As a result, the company recorded a pre-tax charge of $2,289,000 ($2,003,000 after income taxes, or $0.21 per share) in the third quarter fiscal year 2007.

“AS&E recorded the second highest revenue in Company history for the third quarter fiscal year 2007,” commented Anthony Fabiano, AS&E’s President and CEO.  “Revenue increased 62% over the prior quarter and revenue contributions increased in all products areas for the same period while gross margin remained at 46%. With operating profits at $12,559,000, we extended our record of operating profitability to 12 consecutive quarters. While revenue was strong in the current quarter, backlog remained a robust $107 million.”

Fabiano continued, “We continue to invest in expanded marketing and sales activities to support worldwide channel expansion. These efforts are clearly producing positive results with 85% of bookings in the quarter coming from international clients. The $13 million NATO contract booked in the quarter is of particular significance as the order is for a combination of systems from all of our product areas — cargo, parcel, and Z® Backscatter™ Systems — including the first sale of the new lean Z Portal™. With an increased recognition of AS&E’s proprietary technology and customer service advantages, increased sales penetration initiatives, and growing product offerings, we are well positioned to take advantage of the opportunities we see developing around the world.”

As previously announced, Anthony Fabiano, President and CEO, and Ken Galaznik, CFO and Treasurer, will host the conference call Friday, February 9, 2007 at 11:00 a.m. ET to discuss the results and respond to questions.  To participate in the conference call, please dial 1- 866-202-4367 at least 10 minutes prior to its starting time. For international participants, please dial +1-617-213-8845. The confirmation code for the call is 65704692.  You will be placed on hold until the conference call is ready to begin.

An audio replay of the teleconference will be available, in its entirety, starting Friday, February 9, 2007 at 1:00 p.m. ET for a 48-hour period by dialing 1-888-286-8010. Internationally, please dial +1-617-801-6888. The conference identification number is 34896941. The replay will also be available at www.as-e.com in the Investor Information section following the conference.

QUESTIONS?  If you have prepared questions, please submit them prior to the conference call via e-mail to asadowski@as-e.com or via fax to Annemarie Sadowski, at 1-978-262-8801.

About AS&E®

American Science and Engineering, Inc. (AS&E) is the leading worldwide supplier of innovative X-ray inspection and screening systems.  With more than 45 years of experience in developing advanced X-ray security systems, the Company’s product line utilizes a variety of technologies, including patented Z® Backscatter™, Shaped Energy™ and Radioactive Threat Detection (RTD). These technologies offer superior detection of threats including plastic explosives, plastic weapons, illegal drugs, other contraband, dirty bombs and nuclear devices.  AS&E offers a complete range of X-ray inspection products including Z® Backscatter screening systems, CargoSearch™, and ParcelSearch™ inspection systems, used for critical detection and security applications to combat terrorism, drug and weapon smuggling, trade fraud, and illegal immigration. AS&E customers include leading governmental agencies, border authorities, military bases, airports and corporations worldwide, including the U.S. Department of Homeland Security, U.S. Department of Defense, U.S. Customs and Border Protection, NATO, Royal Thai Police, HM Revenue & Customs (UK) and Hong Kong Customs.  For more information on AS&E products and technologies, please visit www.as-e.com.

Contact:

Ken Galaznik, CFO and Treasurer
American Science and Engineering, Inc.
(978) 262-8700

Safe Harbor Statement
The foregoing press release contains statements concerning AS&E’s financial performance, markets and business operations that may be considered “forward-looking” under applicable securities laws. AS&E wishes to caution readers of this press release that actual results might differ materially from those projected in any forward-looking statements. Factors which might cause actual results to differ materially from those projected in the forward-looking statements contained herein include the following: significant reductions or delays in procurements of the Company’s systems by the United States and other governments; disruption in the supply of any source component incorporated into AS&E’s products and other factors which may cause delays in production and delivery schedules; litigation seeking to restrict the use of intellectual property used by the Company; potential product liability claims against the Company; failure of any of our products to meet performance requirements or to continue to operate reliably because of unexpected design flaws or manufacturing defects, global political trends and events which affect public perception of the threat presented by drugs, explosives and other contraband; global economic developments and the ability of governments and private organizations to fund purchases of the Company’s products to address such threats; and the potential insufficiency of Company resources, including human resources, capital, plant and equipment and management systems, to accommodate any future growth, and future delays in federal funding. These and certain other factors which might cause actual results to differ materially from those projected are detailed from time to time in AS&E’s periodic reports and registration statements filed with the Securities and Exchange Commission, which important factors are incorporated herein by reference. AS&E undertakes no obligation to update forward looking statements to reflect changed assumptions, the occurrence of unanticipated events, or changes in future operating results, financial condition or business over time.

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AMERICAN SCIENCE AND ENGINEERING, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)
(unaudited)

	Quarter Ended		Nine Months Ended
	December 31, 2006	December 31, 2005	December 31, 2006	December 31, 2005
Total net sales and contract revenues	$47,797	$38,540	$107,267	$122,843

Total cost of sales and contracts	25,859	19,166	58,303	64,101
Gross profit	21,938	19,374	48,964	58,742

Expenses:
Selling, general and administrative	7,939	4,546	19,565	13,383
Research and development	1,440	2,201	5,220	7,093
Total expenses	9,379	6,747	24,785	20,476

Operating income	12,559	12,627	24,179	38,266

Other income (expense):
Interest and investment income	1,381	704	3,872	1,576
Interest expense	(89)	—	(278)	—
Other, net	61	14	154	39
Change in warrant valuation	(224)	808	2,115	(2,109)
Total other income (expense)	1,129	1,526	5,863	(494)

Income before provision for income taxes	13,688	14,153	30,042	37,772
Provision for income taxes	5,616	4,485	11,222	12,711

Net income	$8,072	$9,668	$18,820	$25,061

Income per share - Basic	$0.89	$1.12	$2.07	$2.95
Income per share - Diluted	$0.86	$0.95	$1.79	$2.77

Weighted average shares - Basic	9,100	8,601	9,087	8,485
Weighted average shares - Diluted	9,346	9,321	9,340	9,062

The results of operations reported herein may not be indicative of future financial conditions or results of future operations.

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AMERICAN SCIENCE AND ENGINEERING, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)

	December 31, 2006	March 31, 2006
Assets
Current assets:
Cash and investments	$120,390	$93,870
Accounts receivable, net	35,226	25,868
Inventories	18,790	16,886
Other current assets	13,728	17,300
Total current assets	188,134	153,924

Non-current assets:
Building, equipment and leasehold improvements, net	20,430	18,717
Other assets	1,692	748
Total assets	$210,256	$173,389
Liabilities & Stockholders’ Equity
Current liabilities:
Accounts payable	$7,824	$6,659
Warrant liability	790	—
Customer deposits	11,731	6,103
Other current liabilities	17,260	16,131
Total current liabilities	37,605	28,893

Non-current liabilities:
Lease financing liability	9,027	9,630
Warrant liability	—	4,038
Other non-current liabilities	4,302	630
Total liabilities	50,934	43,191

Total stockholders’ equity	159,322	130,198
Total liabilities and stockholders’ equity	$210,256	$173,389